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                                                                       EXHIBIT 5



                  This REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of December 20, 1996 between ALCOHOL SENSORS INTERNATIONAL, LTD., a New York corporation (the "Company"), and AMERICAN INTERNATIONAL INSURANCE COMPANY, a New York corporation (the "Securityholder").

                  The Securityholder is the beneficial owner of certain Registrable Securities (as defined below) issued by the Company pursuant to the Purchase Agreement (as defined below). The Company and the Securityholder deem it to be in their respective best interests to set forth, among other things, the rights of the Securityholder in connection with public offerings and sales of the Registrable Securities.

                  NOW, THEREFORE, in consideration of the premises and mutual covenants and obligations hereinafter set forth, the Company and the Securityholder, intending legally to be bound, hereby agree as follows:

                  SECTION 1. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

                  "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Business Day" shall mean any day other than Saturday and Sunday and any other day on which banking institutions in the State of New York are required or authorized by law to close.

                  "Capital Stock" shall mean all shares, interests, participations, rights or other equivalents (however designated) of corporate stock.

                  "Common Stock" shall mean the common stock, par value $0.001 per share, of the Company.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended (or any similar successor federal statute), and the rules and regulations thereunder, as the same are in effect from time to time.

                  "Hold-Back Election" shall have the meaning set forth in
Section 6(a) hereof.

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                  "Holder" shall mean any Person that owns Registrable
Securities, including such successors and assigns as acquire Registrable Securities, directly or indirectly, from such Person. For purposes of this Agreement, the Company may deem the registered holder of a Registrable Security as the Holder thereof.

                  "Material Development Election" shall have the meaning set forth in Section 6(b) hereof.

                  "Other Approved Holders" shall mean holders of Common Stock having registration rights with respect to the Common Stock, other than under this Agreement, which registration rights have been consented to in writing by the Securityholder.

                  "Person" shall mean an individual, partnership, corporation, limited liability company, joint venture, trust or unincorporated organization, a government or agency or political subdivision thereof or any other entity.

                  "Preferred Stock" shall mean the Company's Series A Cumulative Non- redeemable Convertible Preferred Stock, par value $0.001 per share.

                  "Prospectus" shall mean the prospectus (including a preliminary prospectus) included in any Registration Statement, as amended or supplemented by a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

                  "Purchase Agreement" shall mean the Convertible Preferred Stock and Warrant Purchase Agreement dated as of the date hereof between the Company and the Securityholder.

                  "Registrable Securities" shall mean (i) the Common Stock issued or issuable upon conversion of the Preferred Stock or the exercise of the Warrants; and (ii) any other Capital Stock or other securities issued or issuable as a result of or in connection with any stock dividend, stock split or reverse stock split, combination, recapitalization, reclassification, merger or consolidation, exchange, distribution or similar transaction in respect of the Common Stock.

                  "Registration Expenses" shall have the definition set forth in
Section 7 hereof.

                  "Registration Statement" shall mean any registration statement which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included therein, all amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

                  "Restricted Security" shall have the meaning set forth in
Section 2 hereof.


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                  "Rule 144" shall mean Rule 144 promulgated under the
Securities Act, as amended from time to time, or any similar successor rule thereto that may be promulgated by the SEC.

                  "Rule 144A" shall mean Rule 144A promulgated under the Securities Act, as amended from time to time, or any similar successor rule thereto that may be promulgated by the SEC.

                  "Rule 415" shall mean Rule 415 promulgated under the Securities Act, as amended from time to time, or any similar successor rule thereto that may be promulgated by the SEC.

                  "Rule 424" shall mean Rule 424 promulgated under the Securities Act, as amended from time to time, or any similar successor rule thereto that may be promulgated by the SEC.

                  "SEC" shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

                  "Securities Act" shall mean the Securities Act of 1933, as amended (or any similar successor federal statute), and the rules and regulations thereunder, as the same are in effect from time to time.

                  "Shelf Registration" shall mean the registration of Registrable Securities for sale on a continuous or delayed basis pursuant to Rule 415.

                  "Shelf Registration Statement" shall mean a Registration Statement filed in connection with a Shelf Registration.

                  "Underwritten Offering" shall mean a registered offering in which securities of the Company are sold to an underwriter for reoffering to the public.

                  "Warrants" shall mean the Warrants of the Company exercisable for shares of Common Stock purchased by the Securityholder from the Company pursuant to the Purchase Agreement.

                  SECTION 2. SECURITIES SUBJECT TO THIS AGREEMENT. The securities entitled to the benefits of this Agreement are the Registrable Securities but, with respect to any particular Registrable Security, only so long as such security continues to be a Restricted Security. A Registrable Security that has ceased to be a Registrable Security cannot thereafter become a Registrable Security. As used herein, a "Restricted Security" is a Registrable Security which has not been effectively registered under the Securities Act and distributed to any Person in accordance with an effective Registration Statement and which has not been distributed by a Holder to any Person pursuant to Rule 144.


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                  SECTION 3.  DEMAND REGISTRATION.

                  (a) Demand. Upon the written request of the Securityholder or a Holder or Holders of a majority of the then outstanding Registrable Securities (on a Common Stock equivalent basis) requesting that the Company effect the registration under the Securities Act of Registrable Securities and specifying the intended method or methods of disposition thereof (which may include a continuous or delayed offering), the Company will use its best efforts to effect, as expeditiously as possible, the registration under the Securities Act of the Registrable Securities which the Company has been so requested to register by the Securityholder or such Holder or Holders of Registrable Securities; provided, however, that, except as provided below, the Company shall not be obligated to (1) effect more than an aggregate of two (2) demand registrations pursuant to this Section 3; or (2) effect a demand registration unless either (I) the Registrable Securities for which the demand is made constitute at least one-half of the then outstanding Registrable Securities (on a Common Stock equivalent basis) or (II) the demand is made with respect to all of the Registrable Securities then beneficially owned by the Securityholder or the demanding Holder or Holders, provided such Registrable Securities constitute at least 10% of the Registrable Securities initially issued by the Company (on a Common Stock equivalent basis); and provided further that no Holder (including the Securityholder) shall deliver a request for a demand registration for a period of four (4) months following the last date on which a Registration Statement filed in respect of the previous demand registration, if any, was declared by the SEC to be effective. The number, percentage or kind of shares in clause (2) above shall be appropriately adjusted for any stock dividend, stock split, reverse stock split, combination, recapitalization, reclassification, merger, consolidation, exchange, distribution or similar transaction with respect to the shares of Common Stock. Notwithstanding the foregoing, the Securityholder or a Holder or Holders of a majority of the then outstanding Registrable Securities (on a Common Stock equivalent basis) shall be entitled to unlimited additional demand registrations if such additional demand registrations would be eligible for registration on Form S-3 (after the Company qualifies for Form S-3, provided that in the case of any individual such demand registration the aggregate gross proceeds from such S-3 demand registration would exceed $500,000, if all registered shares thereunder were sold); provided, however, that there shall be no more than two (2) such registrations in any twelve (12) month period.

                  Upon receipt of any request for registration pursuant to this
Section 3 from the Securityholder or any Holder or Holders of Registrable Securities, the Company shall promptly (but in any event within 20 days) give written notice of such request to all other Holders. The Company shall include in the requested registration all Registrable Securities requested to be included by such of the other Holders who shall make such request by written notice to the Company delivered within 30 days of their receipt of the Company's notice. If the Company shall receive a request for inclusion in the registration of the Registrable Securities of additional Holders, it shall promptly so inform in writing the Person or Persons who made the initial request for registration. Notwithstanding the foregoing, if the managing underwriter or underwriters of the proposed public offering advises the Holder or Holders intending to participate in such proposed public offering in writing that the total amount or kind of securities which such Holder



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or Holders intends to include in such proposed public offering is sufficiently large to materially adversely affect the success of the proposed public offering, then the amount or kind of securities to be offered for the accounts of all Holders whose securities are included in such Registration Statement shall be reduced (on a pro rata basis in the case of more than one such Holder) to the extent necessary to reduce the total amount or kind of securities to be included in such proposed public offering to the amount or kind recommended by such managing underwriter or underwriters. The Company shall not register any securities other than Registrable Securities in any demand registration effected pursuant to this Section 3(a), except pursuant to Section 3(c) or with the prior written consent of the Securityholder (if it is participating in such offering) or, if the Securityholder is not participating in such offering, the Holders of a majority of the Registrable Securities (on a Common Stock equivalent basis) being sold pursuant to such offering.

                  A Holder (including the Securityholder) or Holders requesting a registration pursuant to this Section 3 may, at any time prior to the effective date of the Registration Statement relating to such registration, revoke such request by providing a written notice to the Company revoking such request. The Company shall be required to pay all Registration Expenses with respect to the first demand for registration to be revoked. If a Holder (including the Securityholder) or Holders thereafter shall revoke any demand for registration, such Holder (including the Securityholder) or Holders, at their option, shall either pay all out-of-pocket Registration Expenses with respect to such revoked demand or count such revoked demand as one of the demands for registration to which Holders are entitled pursuant to this Section 3.

                  (b) Effectiveness of Registration Statement. The Company agrees to use its best efforts to (i) cause the Registration Statement relating to any demand registration pursuant to this Section 3 to become effective as expeditiously as possible; (ii) thereafter keep such Registration Statement effective continuously for the period specified in the next succeeding paragraph and to permit the sale of such Registrable Securities in accordance with the intended method or methods of distribution thereof; and (iii) prevent the happening of any event of the kinds described in clauses (4), (5) and (6) of
Section 5(a)(ii).

                  A demand registration requested pursuant to this Section 3 will not be deemed to have been effected unless the Registration Statement relating thereto has become effective under the Securities Act and remained continuously effective (except as otherwise permitted under this Agreement) for a period ending on the earlier of (i) the date that is nine (9) months after the effective date of such Registration Statement (subject to extension as provided in the final paragraph of Section 5(a), Section 6(a) and Section 6(b)) and (ii) the date on which all Registrable Securities covered by such Registration Statement have been sold and the distribution contemplated thereby has been completed; provided, however, that if, after such Registration Statement has become effective, the offering of the Registrable Securities pursuant to such registration is interfered with by any stop order, injunction or similar order of the SEC or other governmental agency or court (other than by reason of any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information or affidavit furnished in writing by



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a Holder to the Company specifically for inclusion therein), such registration will be deemed not to have been effected.

                  (c) Inclusion of Securities of Other Approved Holders. The Company and any Other Approved Holder may include its securities in any demand registration effected pursuant to this Section 3 that is not a Shelf Registration; provided, however, that if the managing underwriter or underwriters of the proposed public offering advises the Holder or Holders intending to participate in such proposed public offering in writing that the total amount or kind of securities which such Holders, the Company and such Other Approved Holders intend to include in such proposed public offering is sufficiently large to materially adversely affect the success of the proposed public offering requested by such Holder or Holders, then the amount or kind of securities to be offered for the accounts of the Other Approved Holders shall be reduced pro rata among such Other Approved Holders to the extent necessary to reduce the total amount or kind of securities to be included in such proposed public offering to the amount or kind recommended by such managing underwriter or underwriters and, if such reduction results in no securities being offered for the accounts of the Other Approved Holders in such proposed public offering, then the amount or kind of securities to be offered for the account of the Company shall be reduced to the extent necessary to reduce the total amount or kind of securities to be included in such proposed public offering to the amount or kind recommended by such managing underwriter or underwriters.

                  SECTION 4. PIGGYBACK REGISTRATION. If the Company at any time proposes to file a registration statement with respect to any class of equity securities, whether for its own account (other than in connection with the Registration Statement contemplated by Section 3 or a registration statement on Form S-4 or S-8 (or any successor or substantially similar form), or the registration of (A) an employee stock option, stock purchase or compensation plan or of securities issued or issuable pursuant to any such plan or (B) a dividend reinvestment plan) or for the account of an Other Approved Holder (a "Requesting Securityholder"), then the Company shall in each case give written notice of such proposed filing to all Holders of Registrable Securities at least 20 days before the anticipated filing date of any such registration statement by the Company, and such notice shall offer to all Holders the opportunity to have any or all of the Registrable Securities held by such Holders included in such registration statement. Each Holder of Registrable Securities desiring to have its Registrable Securities registered under this Section 4 shall so advise the Company in writing within 15 days after the date of receipt of such notice (which request shall set forth the amount of Registrable Securities for which registration is requested), and the Company shall include in such Registration Statement all such Registrable Securities so requested to be included therein on the same terms and conditions as the securities being registered by the Company. Any Holder's request for such inclusion may be withdrawn, in whole or in part, at any time prior to the effective date of such Registration Statement. Notwithstanding the foregoing, if the managing underwriter or underwriters of any such proposed public offering advises the Company in writing that the total amount or kind of securities which the Holders of Registrable Securities, the Company and the Other Approved Holders intend to be included in such proposed public offering is sufficiently large to materially adversely affect the success of such proposed public offering, then the amount or kind of securities to be offered for


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the accounts of Holders of Registrable Securities and the Other
Approved Holders shall be reduced pro rata to the extent necessary to reduce the total amount or kind of securities to be included in such proposed public offering to the amount or kind recommended by such managing underwriter or underwriters before the securities offered by the Company or any Requesting Securityholder are so reduced.



                  SECTION 5.  REGISTRATION PROCEDURES.

                  (a) General. In connection with the Company's registration obligations pursuant to Sections 3 and 4 hereof, the Company will, as expeditiously as practicable:

                           (i) prepare and file with the SEC a new Registration Statement or such amendments and post-effective amendments to an existing Registration Statement as may be necessary to keep such Registration Statement effective for the time periods set forth in
         Section 3(b), provided that no Registration Statement shall be required to remain in effect after all Registrable Securities covered by such Registration Statement have been sold and distributed as contemplated by such Registration Statement, and provided, further, that as soon as practicable, but in no event later than three (3) Business Days before filing such Registration Statement, any related Prospectus or any amendment or supplement thereto, other than any amendment or supplement made solely as a result of incorporation by reference of documents filed with the SEC subsequent to the filing of such Registration Statement, the Company shall furnish to the Holders of the Registrable Securities covered by such Registration Statement and the underwriters, if any, copies of all such documents proposed to be filed, which documents shall be subject to the review of such Holders and underwriters; the Company shall not file any Registration Statement or amendment thereto or any Prospectus or any supplement thereto (other than any amendment or supplement made solely as a result of incorporation by reference of documents filed with the SEC subsequent to the filing of such Registration Statement) to which the managing underwriters of the applicable offering, if any, or the Securityholder (if it is participating in such offering) or the Holders of a majority of the Registrable Securities (on a Common Stock equivalent basis) covered by such Registration Statement shall have reasonably objected in writing within three (3) Business Days after receipt of such documents to the effect that such Registration Statement or amendment thereto or Prospectus or supplement thereto does not comply in all material respects with the requirements of the Securities Act (provided that the foregoing shall not limit the right of any Holder whose Registrable Securities are covered by a Registration Statement to reasonably object, within two (2) Business Days after receipt of such documents, to any particular information that is to be contained in such Registration Statement, amendment, Prospectus or supplement that relates specifically to such Holder, including any information describing the manner in which such Holder acquired such Registrable Securities and the intended method or methods of distribution of such Registrable Securities), and if the Company is unable to file any such document due to the objections of such underwriters, the Securityholder or such Holders, the Company shall use its best efforts to cooperate with such underwriters, the Securityholder and Holders to prepare, as soon as practicable, a document that is responsive in all material respects to the



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         reasonable objections of such underwriters, the Securityholder and
         Holders; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424; and comply with the provisions of the Securities Act applicable to the Company with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement, Prospectus or supplement to the Prospectus (it being understood that the Company shall not be deemed to have used its best efforts to keep a Registration Statement effective during the applicable period if any action is taken by the Company that would result in Holders of the Registrable Securities covered thereby not being able to sell such Registrable Securities during that period unless such action is required under applicable law or is contemplated under the last paragraph of Section 5(a), Section 6(a) or Section 6(b));

                           (ii) notify the selling Holders of Registrable Securities and the managing underwriters, if any, promptly (providing confirmation in writing) (1) when a new Registration Statement, Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any new Registration Statement or post-effective amendment, when it has become effective, (2) of any request by the SEC for amendments or supplements to any Registration Statement or Prospectus or for additional information, (3) of the issuance by the SEC of any comments with respect to any filing, (4) of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for that purpose, (5) in the case of an Underwritten Offering, if at any time the representations and warranties of the Company contemplated by paragraph
         (xi) below cease to be true and correct as of any time they are required to be true and correct, (6) of any suspension of the qualification or registration (or exemption therefrom) of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (7) of the happening of any event which makes any statement of a material fact made in any Registration Statement, Prospectus or any document incorporated therein by reference untrue or which requires the making of any changes in any Registration Statement, Prospectus or any document incorporated therein by reference so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or supplement, in the light of the circumstances under which they were made) not misleading; and make every reasonable effort to obtain as soon as possible the withdrawal of any order or other action suspending the effectiveness of any Registration Statement or suspending the qualification or registration (or exemption therefrom) of the Registrable Securities for sale in any jurisdiction;

                           (iii) if reasonably requested by the managing underwriter or underwriters or a Holder of Registrable Securities being sold in connection with an Underwritten Offering, promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters, the Securityholder (if it is participating




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         in such offering) and the Holders of a majority of the Registrable
         Securities (on a Common Stock equivalent basis) being sold in such Underwritten Offering reasonably agree should be included therein relating to the sale of the Registrable Securities, including information with respect to the aggregate number of shares of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the Underwritten Offering of the Registrable Securities to be sold in such offering; and promptly make all required filings of such Prospectus supplement or post-effective amendment;

                           (iv) promptly after the filing of any document which is to be incorporated by reference into a Registration Statement or Prospectus, provide copies of such document to the selling Holders of the Registrable Securities covered thereby and the underwriters, if any;

                           (v) promptly after the filing of such documents with the SEC, furnish to each selling Holder of Registrable Securities and each managing underwriter, if any, without charge, at least one manually signed or "edgarized" copy (but not to exceed five manually signed copies of any document to all selling Holders and underwriters in the aggregate), and as many conformed copies as may reasonably be requested, of the then effective Registration Statement and any post-effective amendments thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those previously furnished or incorporated by reference);

                           (vi) deliver to each selling Holder of Registrable Securities and the underwriters, if any, without charge, as many copies of the then effective Prospectus (including each prospectus subject to completion) and any amendments or supplements thereto as such Persons may reasonably request; subject to the last paragraph of this Section 5(a), the Company consents to the use of any such Prospectus or any amendment or supplement thereto by the Holders and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by any such Prospectus or any amendment or supplement thereto;

                           (vii) register or qualify (or obtain exemption therefrom) or cooperate with the selling Holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption therefrom) of such Registrable Securities for the offer and sale under the securities or blue sky laws of such jurisdictions as any selling Holder of Registrable Securities or underwriter, if any, reasonably requests in writing; use its best efforts to keep each such registration or qualification (or exemption therefrom) effective during the period during which such registration statement is required to be kept effective pursuant to this Agreement; and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the then effective Registration Statement; provided, however, that the Company will not be required to qualify to do


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
         business in any jurisdiction where it would not otherwise be required to qualify, but for this paragraph (vii);

                           (viii) cooperate with the selling Holders of Registrable Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two (2) Business Days prior to any sale of Registrable Securities to the underwriters;

                           (ix)     upon the occurrence of any event
         contemplated by clause (7) of paragraph (ii) above, promptly prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading; if any event described in clause (2) of paragraph (ii) above occurs, use its best efforts to cooperate with the SEC to prepare, as soon as practicable, any amendment or supplement to such Registration Statement or such related Prospectus and any other additional information, or to take other action that may have been requested by the SEC;

                           (x) cause all Registrable Securities covered by the Registration Statement to be listed on each securities exchange (or quotation system operated by a national securities association) on which identical securities issued by the Company are then listed (or included) if requested by the Securityholder (if it is participating in such offering) or the Holders of a majority of the Registrable Securities (on a Common Stock equivalent basis) covered by such Registration Statement or the managing underwriters, if any, and enter into customary agreements including, if necessary, a listing application and indemnification agreement in customary form, and provide a transfer agent for such Registrable Securities no later than the effective date of such Registration Statement;

                           (xi) enter into customary agreements (including in the case of an Underwritten Offering, an underwriting agreement in customary form for the managing underwriters with respect to issuers of similar market capitalization and reporting and financial histories) and take all such other actions in connection therewith in order to expedite or facilitate the disposition of such Registrable Securities included in such Registration Statement, in each case, in connection with an Underwritten Offering, as the underwriters determine is reasonable and customary, and in connection therewith, (1) make such representations and warranties to the Holders of such Registrable Securities and each of the underwriters in such form, substance and scope as are customarily made by issuers to underwriters in secondary underwritten offerings; (2) obtain opinions of counsel to the Company addressed to each selling Holder of such Registrable Securities and to each of the underwriters and updates thereof (which counsel and opinions (in form, scope and



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
         substance) shall be reasonably satisfactory to the underwriters and the selling Holders of such Registrable Securities and shall cover the matters customarily covered in opinions requested in secondary underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters); (3) obtain "cold comfort" letters and updates thereof from the independent certified public accountants of the Company addressed to each selling Holder of such Registrable Securities and each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with secondary underwritten offerings; (4) the underwriting agreement shall contain indemnification and contribution provisions and procedures no less favorable than those set forth in Section 8 hereof with respect to all parties to be indemnified pursuant to Section 8; and (5) the Company shall deliver such documents and certificates as may be reasonably requested by the selling Holders of such Registrable Securities and the managing underwriters to evidence compliance with clause (1) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company in respect of the relevant offering;

                           (xii) provide a CUSIP number for the Registrable Securities no later than the effective date of such registration statement;

                           (xiii) in the case of any nonunderwritten offering:
         (1) obtain opinions of counsel to the Company at the time of effectiveness of such Registration Statement covering such offering and updates thereof of customary frequency, addressed to each Holder of any Registrable Securities participating in such offering and covering matters that are no more extensive in scope than would be customarily covered in opinions obtained in secondary underwritten offerings by issuers with similar market capitalization and reporting and financial histories; (2) obtain "cold comfort" letters from the independent certified public accountants of the Company at the time of effectiveness of such Registration Statement and, upon the request of the Securityholder (if it is participating in such offering) or the Holders of a majority of the Registrable Securities (on a Common Stock equivalent basis) covered by such Registration Statement, updates thereof of customary frequency, in each case addressed to each Holder of Registrable Securities participating in such offering and covering matters that are no more extensive in scope than would be customarily covered in "cold comfort" letters and updates obtained in secondary underwritten offerings by issuers with similar market capitalization and reporting and financial histories; and (3) deliver a certificate of a senior executive officer of the Company at the time of effectiveness of such Registration Statement and, upon the request of the Securityholder (if it is participating in such offering) or the Holders of a majority of the Registrable Securities (on a Common Stock equivalent basis) covered by such Registration Statement, updates thereof of customary frequency, such certificates to cover matters no more extensive in scope than those matters customarily covered in officer's certificates delivered in connection with underwritten offerings by issuers with similar market capitalization and reporting and financial histories;

                           (xiv) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC relating to such registration and the distribution of the securities being offered and make generally available to its securities holders earnings statements satisfying the provisions of Section 11(a) of the Securities Act, no later than 60 days after the end of any 12-month period (or 120 days, if such period is a fiscal year) commencing at the end of any fiscal quarter in which the Registrable Securities are sold to underwriters in a firm commitment or best efforts underwritten offering, or, if not sold to underwriters in such an offering, beginning with the first month of the Company's first fiscal quarter commencing after the effective date of such Registration Statement, which earnings statements shall cover such 12-month periods;

                           (xv)     cooperate and assist in any filings
         required to be made with the National Association of Securities Dealers, Inc. and in the performance of any customary or required due diligence investigation;

                           (xvi) make available for inspection by the Holders of the Registrable Securities covered by such Registration Statement, any underwriter participating in any disposition pursuant to such registration, and any attorney, accountant or other representative retained by such sellers or underwriter, all financial and other records, pertinent corporate documents and properties of the Company and cause the Company's officers, directors and employees to supply all information reasonably requested by, and to cooperate fully with, any such representative, underwriter, attorney or accountant in connection with such registration;

                           (xvii) subject to the proviso in paragraph (vii) above, cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be reasonably necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities; and

                           (xviii) use its best efforts to take all action necessary or advisable to effect such registration in the manner contemplated by this Agreement.

                  The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing.

                  Each Holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5(a)(ii) hereof, such Holder will forthwith discontinue disposition of Registrable Securities (but, in the case of an event described in Section 5(a)(ii)(6), in the affected jurisdiction or jurisdictions only) pursuant to the then current Prospectus until (1) such Holder is advised in writing by the Company that a new Registration Statement covering the offer of

Registrable Securities has become effective under the Securities Act or (2) such Holder receives copies of a supplemented or amended Prospectus contemplated by this Section 5(a), or until such Holder is advised in writing by the Company that the use of the Prospectus may be resumed. If the Company shall have given any such notice during a period when a demand registration is in effect, the Company shall extend the period during which such registration statement shall be maintained effective pursuant to this Agreement by the number of days during which any such disposition of Registrable Securities is discontinued pursuant to this paragraph. The Company shall use its best efforts to limit the duration of any discontinuance with respect to the disposition of Registrable Securities pursuant to this paragraph.

                  (b) Additional Procedures for Shelf Registration. If the Holders become entitled, pursuant to an event described in clause (ii) of the definition of Registrable Securities, to receive any securities in respect of Registrable Securities that were already included in a Shelf Registration Statement, subsequent to the date such Shelf Registration Statement is declared effective, and the Company is unable under the securities laws to add such securities to the then-effective Shelf Registration Statement, the Company, as promptly as practicable, shall file, in accordance with the procedures more particularly set forth in Section 5(a), an additional Shelf Registration Statement with respect to any such new Registrable Securities. The Company shall use its best efforts to have any such additional Registration Statement declared effective as promptly as practicable after such filing and to keep such additional Shelf Registration Statement continuously effective during the period specified in Section 3(b). A request to file an additional Shelf Registration Statement pursuant to this paragraph shall not constitute a demand under Section 3(a).

                  SECTION 6.  HOLDBACK AGREEMENTS.

                  (a) Hold-Back Election. Subject to Section 6(c), in the case of the registration of any underwritten primary offering initiated by the Company (other than any registration by the Company on Form S-4 or Form S-8 (or any successor or substantially similar form), or the registration of (A) an employee stock option, stock purchase or compensation plan or of securities issued or issuable pursuant to any such plan or (B) a dividend reinvestment plan) or any underwritten secondary offering initiated at the request of an Other Approved Holder, each Holder agrees, if and to the extent requested in writing by the managing underwriter or underwriters administering such offering as promptly as reasonably practicable prior to the commencement of the 10-day period referred to below (a "Hold-Back Election"), not to effect any public sale or distribution of securities of the Company except as part of such underwritten registration, during the period beginning 10 days prior to the effective date of the applicable registration statement relating to such underwritten offering and ending on the earlier of (i) 90 days after such effective date and (ii) the date such sale or distribution is permitted by such managing underwriter or underwriters. In the event such managing underwriter or underwriters shall exercise a Hold-Back Election during a period when a Registration Statement filed pursuant to Section 3 is in effect, the time period specified in Section 3(b) during which such Registration Statement is required to be kept effective shall be extended by the number of days during which the Holders are prohibited by such underwriter or underwriters from publicly selling or distributing their securities.

Notwithstanding the foregoing provisions of this Section 6(a), no Holder shall be obligated to refrain from making any public sale or distribution of securities of the Company in the case of any underwritten secondary offering initiated at the request of any Person who has not agreed in writing to expressly recognize and give effect to the Holders' rights under this Section 6(a), and to be subject to provisions that are at least as favorable to the Holders as the provisions contained in this Section 6(a) are to such holder.

                  (b) Material Development Election. Subject to Section 6(c), the Company shall be entitled, for a period of time not to exceed 90 consecutive days, to postpone the filing of any Registration Statement otherwise required to be prepared and filed by it pursuant to Section 3 and/or to request that the Holders refrain from effecting any public sales or distributions of their Registrable Securities if the board of directors of the Company in good faith determines in its reasonable business judgment that such registration and/or such public sales or distributions would interfere in any material respect with any financing (other than an underwritten secondary offering of any securities of the Company), acquisition, corporate reorganization or other transaction or development involving the Company or any subsidiary of the Company that in the reasonable good faith business judgment of such board is a transaction or development that is or would be material to the Company (a "Material Development Election"). The board of directors of the Company shall, as promptly as practicable, give the Holders written notice of any such Material Development Election. In the event of a determination by the board of directors to postpone the filing of a Registration Statement required to be filed under Section 3 hereof, the Company shall be required to file such Registration Statement as soon as practicable after the board of directors of the Company shall determine, in its reasonable business judgment, that the filing of such Registration Statement and the offering thereunder shall not interfere with the aforesaid material transaction or development, but in any event no later than the end of such 90-day period. In addition, if the board of directors of the Company has requested that the Holders refrain from making public sales or distributions of their Registrable Securities, such board shall, as promptly as practicable following its determination that the Holders may recommence such public sales and distributions, notify such Holders in writing of such determination (but in any event no later than the end of such 90-day period). In the event the Company shall exercise a Material Development Election during a period when a Registration Statement filed pursuant to Section 3 is in effect, the time period specified in Section 3(b) during which such Registration Statement is required to be kept effective shall be extended by the number of days during which the Holders are prohibited by the Company from publicly selling or distributing their securities.

                  (c) Hold-Back Limitation. In no event shall the restrictions under Section 6(a) or Section 6(b), pursuant to one or more Hold-Back Elections or Material Development Elections, remain in effect for more than 90 days in the aggregate in any calendar year.

                  (d) Company Hold-Back. In the case of each underwritten offering of Registrable Securities pursuant to Section 3, including under any Shelf Registration Statement, the Company agrees, if and to the extent requested in writing by the managing underwriter or underwriters administering such offering as promptly as reasonably practicable prior to the commencement of the 10-day period referred to below, not to effect any public sale or distribution

(other than sales pursuant to the same Registration Statement, as permitted under this Agreement, or any registration by the Company on Form S-4 or S-8 (or any successor or substantially similar form) or the registration of (A) an employee stock option, stock purchase or compensation plan or of securities issued or issuable pursuant to any such plan or (B) a dividend reinvestment plan) of any securities of the Company during the period beginning 10 days prior to the effective date of the applicable registration statement relating to such underwritten offering of Registrable Securities and ending on the earlier of (i) 90 days after such effective date and (ii) the date such sale or distribution is permitted by such managing underwriter or underwriters. Any agreement entered into after the date of this Agreement pursuant to which the Company issues or agrees to issue any privately placed securities similar to any issue of the Registrable Securities shall contain a provision under which holders of such securities agree not to effect any public sale or distribution of any such securities during the period described in the next preceding sentence.

                  SECTION 7. REGISTRATION EXPENSES. All expenses incident to the Company's performance of or compliance with this Agreement, including all registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications or registrations (or the obtaining of exemptions therefrom) of the Registrable Securities), printing expenses (including expenses of printing Prospectuses), messenger and delivery expenses, internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), fees and disbursements of its counsel and its independent certified public accountants (including the expenses of any special audit or "comfort" letters required by or incident to such performance or compliance), securities acts liability insurance (if the Company elects to obtain such insurance), fees and expenses of any special experts retained by the Company in connection with any registration hereunder, fees and expenses of other Persons retained by the Company, fees and expenses of one counsel for the Holders, selected by the Securityholder (if it is participating in such offering) or, if the Securityholder is not participating in such offering, by the Holders of a majority of the Registrable Securities (on a Common Stock equivalent basis) being sold pursuant to such registration, incurred in connection with each registration hereunder, and reasonable out-of-pocket expenses incurred by the Holders (except as set forth in the proviso hereafter) (all such expenses being referred to as "Registration Expenses"), shall be borne by the Company, whether or not any registration statement becomes effective (subject, however, to the provisions of Section 3(a)); provided that Registration Expenses shall not include any underwriting discounts, commissions or fees attributable to the sale of the Registrable Securities.

                  SECTION 8.  INDEMNIFICATION; CONTRIBUTION.

                  (a) Indemnification by the Company. The Company shall indemnify and hold harmless, to the full extent permitted by law, but without duplication, each Holder of Registrable Securities, its officers, directors, employees, partners, principals, equity holders, managed or advised accounts, advisors, representatives and agents, and each Person who controls such Holder or such other Persons (within the meaning of the Securities Act) and any investment advisor thereof or agent therefor, against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and reasonable legal fees and expenses) arising out of or based upon any untrue or alleged untrue statement of a material fact in, or any omission or alleged omission of a material fact required to be stated in, any Registration Statement or any Prospectus, or necessary to make the statements therein (in the case of a Prospectus, in light of the circumstances under which they were made) not misleading, except in each case insofar, but only insofar, as the same arises out of or is based upon an untrue statement or alleged untrue statement of a material fact or an omission or alleged omission to state a material fact in such Registration Statement or Prospectus, as the case may be, made or omitted, as the case may be, in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use therein. The Company shall also indemnify underwriters of the Registrable Securities, selling brokers, dealer managers and similar securities industries professionals participating in the distribution, and their officers, directors, employees, partners, principals, equity holders, advisors, representatives and agents, and each Person who controls such underwriters or other Persons (within the meaning of the Securities Act), to the same extent as provided above with respect to the indemnification of the Holders of Registrable Securities and other specified Persons. This indemnity is in addition to any liability that the Company may otherwise have.

                  (b) Indemnification by Holders of Registrable Securities. In connection with any Registration Statement in which a Holder of Registrable Securities is participating, each such Holder shall furnish to the Company in writing such information and affidavits with respect to such Holder as the Company reasonably requests for use in connection with such Registration Statement or any Prospectus, and shall indemnify and hold harmless, to the full extent permitted by law, but without duplication, the Company, its officers, directors, shareholders, employees, advisors, representatives and agents, and each Person who controls the Company or such other Persons (within the meaning of the Securities Act) and any investment advisor thereof or agent therefor, against any losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and reasonable legal fees and expenses) arising out of or based upon any untrue or alleged untrue statement of a material fact in, or any omission or alleged omission of a material fact required to be stated in, the Registration Statement or any Prospectus, or necessary to make the statements therein (in the case of a Prospectus, in light of the circumstances under which they were made) not misleading, in each case to the extent, but only to the extent, that the same arises out of or is based upon an untrue statement or alleged untrue statement of a material fact or an omission or alleged omission to state a material fact in such Registration Statement or Prospectus, as the case may be, made or omitted, as the case may be, in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use therein. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industries professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Persons specifically for inclusion in any Prospectus or Registration Statement. Notwithstanding any other provision hereof to the contrary, in no event shall the liability of any selling Holder of Registrable Securities hereunder be greater in amount than the dollar amount of the net proceeds actually received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

                  (c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification under this Section 8 will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such indemnified Person unless (A) the indemnifying party has agreed to pay such fees or expenses, (B) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to the indemnified party in a timely manner or (C) in the reasonable judgment of any such Person, based upon advice of its counsel, a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). The indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld or delayed). No indemnified party will be required to consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, as well as one local counsel in each relevant jurisdiction.

                  (d) Contribution. If for any reason the indemnification provided for in Section 8(a) or Section 8(b) is unavailable to an indemnified party, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party and the indemnified party, but also the relative fault of the indemnifying party and the indemnified party in connection with the actions that resulted in such loss, claim, damage, liability or expense, as well as any other relevant equitable considerations, provided that no indemnifying Holder shall be required to contribute an amount greater than the dollar amount of the net proceeds actually received by such indemnifying Holder with respect to the sale of the Registrable Securities giving rise to such contribution obligation. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth herein, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this

Section 8(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentations.

                  SECTION 9. RULES 144 AND 144A. The Company shall use its best efforts to make publicly available and available to the Holders, pursuant to Rule 144, such information as is necessary to enable the Holders to make sales of Registrable Securities pursuant to that Rule. The Company shall use its best efforts to file timely with the SEC all documents and reports required of the Company under the Exchange Act. The Company shall furnish to any Holder, upon request, a written statement executed on behalf of the Company as to compliance with the current public information requirements of Rule 144. In addition, the Company will provide to any Holder of a Registrable Security, or any potential purchaser of a Registrable Security, upon any such Person's reasonable request, the information required by paragraph (d)(4) of Rule 144A.

                  SECTION 10.  PARTICIPATION IN UNDERWRITTEN REGISTRATIONS.

                  (a) If any of the Registrable Securities covered by a demand registration hereunder are to be sold in an Underwritten Offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Securityholder (if it is participating in such offering) or, if such Securityholder is not so participating in such offering, the Holders of a majority of the Registrable Securities (on a Common Stock equivalent basis) included in such offering; provided that such investment bankers and managers must be reasonably satisfactory to the Company, acting in good faith.

                  (b) No Person may participate in any Underwritten Offering hereunder unless such Person (i) agrees to sell such Person's Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements. Nothing in this Section 10 shall be construed to create any additional rights regarding the registration of Registrable Securities in any Person otherwise than as set forth herein.

                  SECTION 11. NO INCONSISTENT AGREEMENTS. The Company (i) except as set forth on Schedule 11 attached hereto, has not previously entered into any agreement or understanding that is still in effect on the date hereof pursuant to which it has granted registration or similar rights to any Person who holds any of its securities and (ii) shall not enter into any agreement or understanding (x) with respect to registration or similar rights on any of its securities with any Person other than an Other Approved Holder or (y) which is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof.

                  SECTION 12. AMENDMENTS AND WAIVERS. The provisions of this Agreement, including the provisions of this Section 12, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of the Securityholder (if the Securityholder then holds any Registrable Securities) and the Holders of a majority of the Registrable Securities (on a Common Stock equivalent basis) then outstanding. Whenever the consent or approval of Holders of a specified number of Registrable Securities is required hereunder, Registrable Securities held by the Company or any of its Affiliates (other than Holders of Registrable Securities if such subsequent Holders are deemed to be Affiliates solely by reason of their holdings of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required number.

                  SECTION 13. REMEDIES. Each Holder having rights under any provision of this Agreement shall be entitled to enforce such rights specifically or to recover damages or to exercise any other remedy available to it at law or in equity. The foregoing rights and remedies shall be cumulative and the exercise of any right or remedy provided herein shall not preclude any Person from exercising any other right or remedy provided herein. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

                  SECTION 14. NOTICES. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first-class mail, telecopier or air-courier guaranteeing overnight delivery:

                           (a) If to a Holder of Registrable Securities, at the most current address given by such Holder to the Company, in accordance with the provisions of this Section 14, which address initially is, with respect to each Holder, c/o American International Insurance Company, attention: Ernest Hanson, telecopier no. (302) 762-7451; confirm no. (302) 761-3499, with a copy to American International Group, Inc., 70 Pine Street, New York, New York 10270, attention:
         Florence A. Davis; telecopier no. (212) 785-1584; confirm no. (212) 770-5457, and thereafter at such other address as may be designated from time to time by notice given in accordance with the provisions of this Section 14.

                           (b) If to the Company, initially at 11 Oval Drive, Islandia, New York 11722, attention: Joseph M. Lively; telecopier no. (516) 342-1550; confirm no. (516) 342-1515, and thereafter at such other address as may be designated from time to time by notice given in accordance with the provisions of this Section 14.

                           (c) All such notices and other communications shall be deemed to have been delivered and received (i) in the case of personal delivery, telecopier or telegram, on the date of such delivery, (ii) in the case of air courier, on the Business Day after the date when sent and (iii) in the case of mailing, on the third Business Day following such mailing.

                  SECTION 15. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, including and without the need for an express assignment to subsequent Holders of the Registrable Securities who cannot freely transfer their shares in the absence of registration under the Securities Act.

                  SECTION 16. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  SECTION 17. HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. The use of the word "including" herein shall be interpreted to mean "including, without limitation," unless the context clearly requires another interpretation.

                  SECTION 18. GOVERNING LAW. This Agreement shall be deemed to be a contract made under and shall be governed by and construed in accordance with the internal laws of the State of New York without reference to the principles of conflict of laws.

                  SECTION 19. JURISDICTION; FORUM. Each party hereto consents and submits to the jurisdiction of any state court sitting in the County of New York or federal court sitting in the Southern District of the State of New York in connection with any dispute arising out of or relating to this Agreement. Each party hereto waives any objection to the laying of venue in such courts and any claim that any such action has been brought in an inconvenient forum. To the extent permitted by law, any judgment in respect of a dispute arising out of or relating to this Agreement may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified copy of such judgment being conclusive evidence of the fact and amount of such judgment. Each party hereto agrees that personal service of process may be effected by any of the means specified in Section 14, addressed to such party. The foregoing shall not limit the rights of any party to serve process in any other manner permitted by law.

                  SECTION 20. SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

                  SECTION 21. ENTIRE AGREEMENT. This Agreement is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter, whether written or oral.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.



                                       ALCOHOL SENSORS
                                       INTERNATIONAL, LTD.


                                       By: /s/ Robert B. Whitney
                                           -------------------------------
                                               Name:  Robert B. Whitney
                                               Title:  President & CEO



                                       AMERICAN INTERNATIONAL
                                       INSURANCE COMPANY


                                       By: /s/ Edward E. Matthews
                                           -------------------------------
                                               Name:  Edward E. Matthews
                                               Title: Senior Vice President &
                                                      Director

                Schedule 11: Other Registration Rights Agreements


                                      None